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                                 AMENDMENT NO. 4
                                       TO
                        RESTRICTED STOCK AWARD AGREEMENT


         THIS Amendment (the "Amendment"), dated as of September 4, 2003, to the Restricted Stock Award Agreement, dated January 2, 2002, is entered into between Jarden Corporation, a Delaware corporation (the "Company") and Martin E. Franklin, (the "Employee").

WITNESSETH:

         WHEREAS, the Employee and the Company are parties to that certain Restricted Stock Award Agreement dated January 2, 2002, as amended, (the "Agreement"); and

         WHEREAS, the parties mutually desire to further amend the Agreement on the terms and conditions set forth more fully below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, the Company and the Employee hereby agree as follows:

         1. Section 1 of the Agreement is hereby amended and restated to read as follows:

         "1. Restrictions. Notwithstanding Section 5.02(b) of the Plan which is inapplicable to this grant, the restrictions shall lapse upon the earlier to occur of (i) the date that the per share stock price of the Common Stock equals or exceeds forty-two dollars ($42.00) or (ii) the date that there is a change of control (as defined in Section 2.01 of the Plan) of the Company. The number of shares granted and the target share price of $42.00 shall be adjusted for changes in the common stock as outlined in Section 5.05 of the Plan or as otherwise mutually agreed in writing between the parties. For purposes of clarity, the term "stock price" in (i) above means the closing stock price of the common stock of the Company."

         2. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date set forth above.

                           JARDEN CORPORATION



                           By: /s/ Ian G.H. Ashken
                              -----------------------------
                               Name:  Ian G.H. Ashken
                               Title: Vice Chairman and Chief Financial Officer


                            /s/ Martin E. Franklin
                           --------------------------------
                           Martin E. Franklin